UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2015

National Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12629	36-4128138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

(212) 417-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On December 28, 2015, National Holdings Corporation issued a press release announcing its financial results for its fiscal year ended September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 and Exhibit 99.1 and the information therefrom incorporated in Item 2.02 by reference to Exhibit 99.1, is being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2015, the Company and Robert B. Fagenson entered into a fourth amendment (the “Fagenson Amendment”) to his Co-Executive Chairman Compensation Plan, dated June 7, 2013, as amended (the “Fagenson Agreement”), pursuant to which, among other things, the term of the Fagenson Agreement will end on March 31, 2016, following which the term of the Fagenson Agreement may be extended for successive 30 day periods on the terms set forth therein. The foregoing summary of the Fagenson Amendment is qualified in its entirety by reference to the full text of the Fagenson Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Fourth Amendment to Co-Executive Chairman Compensation Plan, dated as of December 29, 2015, between National Holdings Corporation and Robert B. Fagenson.

99.1	Press Release issued by National Holdings Corporation on December 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation (Registrant)

Date: December 30, 2015	By:	/s/ Robert B. Fagenson
Robert B. Fagenson Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Co-Executive Chairman Compensation Plan, dated as of December 29, 2015, between National Holdings Corporation and Robert B. Fagenson.

99.1	Press Release issued by National Holdings Corporation on December 28, 2015.